UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 15, 2018

Date of Report (Date of Earliest Event Reported)

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-37350	36-4528166
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

One Kendall Square, Suite B14402

Cambridge, Massachusetts 02139

(Address of Principal Executive Offices) (Zip Code)

(617) 863-5500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 15,  2018, InVivo Therapeutics Holdings Corp. (the “Company”) received a  written notification from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, based on the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, the Company’s stockholders’ equity was $(1,909,000), and therefore, the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires a $2,500,000 minimum stockholders’ equity standard. Total stockholders’ deficit at June 30, 2018 was primarily driven by derivative accounting on the warrants issued as part of the Company’s June 2018 public offering.

In accordance with such notice, the Company has been requested to provide to Nasdaq, on or before October 1, 2018, its specific plan to regain compliance with all Nasdaq Capital Market listing requirements and the Company’s time frame to complete its plan. If the plan is accepted, Nasdaq may grant an extension of up to 180 calendar days, or until March 30, 2019,  for the Company to regain compliance. The Company expects to submit a plan to regain compliance with the continued listing requirements of the Nasdaq Capital Market. If Nasdaq determines that such plan is not sufficient, it will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal Nasdaq’s determination to a hearings panel (the “Panel”). The Company expects that its stock would remain listed pending the Panel’s decision. There can be no assurance that, if the Company does appeal Nasdaq’s determination to the Panel, that such appeal would be successful.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.
Date: August 21, 2018	By: /s/ RICHARD TOSELLI
Name: Richard Toselli Title: President and Chief Executive Officer